Exhibit 5.1
555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

May 7, 2024

Custom Truck One Source, Inc. 7701 Independence Ave Kansas City, Missouri 64125

FIRM / AFFILIATE OFFICES
Austin    Milan
Beijing    Munich
Boston    New York
Brussels    Orange County
Century City    Paris
Chicago    Riyadh
Dubai    San Diego
Düsseldorf    San Francisco
Frankfurt    Seoul
Hamburg    Silicon Valley
Hong Kong    Singapore
Houston    Tel Aviv
London    Tokyo
Los Angeles    Washington, D.C. Madrid

Re:    Registration Statement on Form S-8; 6,000,000 shares of Custom Truck One Source, Inc. Common Stock, $0.0001 par value per share
To the addressee set forth above:
We have acted as special counsel to Custom Truck One Source, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 6,000,000 shares of common stock, $0.0001 par value per share (the “Shares”), to be issued pursuant to the Plan (as defined below). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2024 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent

May 7, 2024

and registrar therefor in the name or on behalf of the holders and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plan, subject to the Company completing all actions and procedures required on its part to be taken prior to the issuance of the Shares, including, without limitation, the approval and adoption by the stockholders of the Company of the amendment of the Company’s Amended and Restated 2019 Omnibus Incentive Plan (as so amended, the “Plan”) to, among other things, increase the total number of shares of common stock issuable under the Plan and assuming in each case that the individual grants or awards under the Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP